UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2019

Tutor Perini Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-6314 (Commission File Number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391

Registrant’s Telephone Number, Including Area Code

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2019, Leonard J. Rejcek, Executive Vice President of Tutor Perini Corporation (the “Company”) and the President and Chief Executive Officer (“CEO”) of its Building Group, ceased his employment with and his service as an officer of the Company.

On July 31, 2019, Jean Abiassi agreed to join the Company as the President and CEO of its Building and Specialty Contractors Groups, effective September 1, 2019. Mr. Abiassi has over 37 years of experience in the engineering and construction industry, most recently serving as President and Chief Operating Officer of Zachry Construction Corporation, where he was employed for more than 16 years. Previously, Mr. Abiassi served in various senior management positions at Kiewit Corporation from 1986 to 2002, after beginning his career at Brown & Root in 1981.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: August 5, 2019	By:	/s/ Wendy A. Hallgren
Wendy A. Hallgren
Executive Vice President and General Counsel